Exhibit 99.1

FOR IMMEDIATE RELEASE

Dendrite Delivers Another Quarter of Strong Results

•      Revenues approach $100 million, up 44% from prior year

•      GAAP EPS of $0.17 up 17% from prior year

•      Adjusted EPS of $0.19 tops First Call Consensus Estimate of $0.18 Adjusted EPS

•      Adjusted Operating Margin % climbs almost 2 points from prior quarter to 12.8%; GAAP Operating Margins at 11.6%

Morristown, N.J., August 5, 2004  - Dendrite International, Inc. (NASDAQ: DRTE) today announced another strong quarter, reporting second quarter 2004 GAAP diluted earnings of $0.17 per share, up 17% compared to GAAP diluted earnings of $0.14 per share for the second quarter of 2003.

Excluding approximately $1.2 million of non-cash amortization pertaining to acquisition-related intangibles, second quarter 2004 adjusted earnings were $0.19 per diluted share, an improvement of 11% from an adjusted $0.17 per diluted share reported in the same period of the prior year.  A reconciliation of GAAP to adjusted results can be found on table 3 of the accompanying financial tables.

SECOND QUARTER RESULTS

Revenues for the quarter increased to $99.9 million, up 44% from the same period of the prior year.  Revenue growth was driven by the inclusion of a full quarter of Synavant operating revenue and strong overall performance by the Company across many of its product lines and geographies.

As a percentage of revenues, both GAAP and adjusted operating margins improved approximately 2 percentage points sequentially.  GAAP operating margins grew from 9.9% in the first quarter to 11.6% in the second quarter.  Adjusted operating margins climbed to 12.8% in the second quarter versus 11.0% in the first quarter.  Adjusted operating margins exclude approximately $1.2 million of acquisition-related intangible expense.  Additional detail on acquisition-related intangible amortization expense can be found on table 7 of the accompanying financial tables.

“We are pleased to report that our investments in promoting fully integrated, data-driven sales and marketing solutions continued to show progress this quarter.  We are working diligently to continue building this momentum for sustainable growth in the future,” stated John Bailye, Chairman and Chief Executive Officer. “Even as we invest and work to build our integrated capabilities across the globe, we continue to report strong financial results.  The growth in operating income percent that we delivered this quarter shows that we are executing against our plans and steadily progressing towards reaching our longer-term financial goals.”

The Company also noted that its 2004 estimated tax rate was reduced from 40% to 38.5% and is expected to be maintained for the foreseeable future.  The key driver of the reduction was the profitability improvement of its European operations where historically some countries were operating at losses on which the Company was unable to recognize tax benefits.  The Company updated the 2004 tax estimate on the full year provision in the second quarter, resulting in a second quarter effective tax rate of 37.3%.

KEY OPERATING STATISTICS

Dendrite ended the second quarter of 2004 with $40.7 million in cash and cash equivalents.   Cash from operations continued to be strong, with the Company reporting $9.4 million of cash from operations in the second quarter, including approximately $1.7 million of payments related to acquisition liabilities.

Accounts receivable days sales outstanding (DSO) remained strong at 60 days, an increase of one day from the first quarter.  “We have maintained our focus on receivables management even as our revenue grows and we bring on new acquisitions,” said Kathy Donovan, Senior Vice President and Chief Financial Officer. “We credit this receivables management success to

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our strong customer relationships and the Company’s focus on bringing cash in the door.”

RECENT HIGHLIGHTS

Dendrite reported success in many aspects of its business. Highlights included:

•      Signing more than 20 new agreements with customers in North America, Europe, Latin America and Asia/Pacific Rim.  Additionally, the Company continued to see improvement in the adoption of Data & Analytics with agreements for more than 25 new studies/projects across 10 customers

• Adding approximately 1600 additional sales force automation user licenses through new and expanded business

• Signing a global clinical trials support agreement with one of the world’s leading pharmaceutical companies

• Signing a comprehensive three-year software and services contract with Sankyo Pharma, whose 550 member U.S. sales force will upgrade to Dendrite’s latest WebForce™ sales effectiveness solution

•      Winning new business with the Canadian subsidiary of a leading pharmaceutical company’s consumer healthcare division, which will deploy Dendrite’s sales effectiveness and trade promotions management solutions to promote its over-the-counter products

•      Completing its strategic acquisition of Schwarzeck-Verlag GmbH in July 2004 to accelerate its penetration in Europe and further expand its interactive marketing solutions within the German pharmaceutical industry

• Launching an innovative .NET-based framework that will serve as the core architecture for a new generation of Customer Relationship Management solutions for the pharmaceutical industry

OUTLOOK

The Company provided its customary six-month rolling outlook. “We currently believe that the combined revenue for the third and fourth quarters of 2004 will be in the range of approximately $217 to $222 million, representing mid-teen growth over the same periods in the prior year,” said Ms. Donovan.  Based on achieving this targeted revenue, we would anticipate delivering GAAP earnings in the range of $0.39 to $0.42 per diluted share over the next six months.  Excluding approximately $0.04 of projected acquisition-related

3

intangible expense, we would expect adjusted earnings to be in the range of $0.43 to $0.46 per diluted share for that same period, representing growth of 23% -31% versus the prior year.”

This outlook is based on our current expectations and assumptions and constitutes “forward-looking information.”  The Company can give no assurance that such expectations and assumptions will prove to be correct.  The Company does not intend to update such outlook other than in connection with regularly scheduled earnings releases.

Please visit our website at www.dendrite.com to participate in our earnings call web cast on August 5, 2004 at 5 p.m. EDT.

ABOUT DENDRITE

Dendrite develops and delivers solutions that increase the productivity of sales, marketing, and clinical processes for pharmaceutical and other life science clients. For more information, visit www.dendrite.com.

Investor Relations
Christine Croft 908-541-5865 christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for our products; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; risks associated with foreign currency fluctuations as they affect our non-U.S. operations;  increased competition; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; acquisitions, including the success of the acquisition of Synavant and other acquisitions and the risks associated with the integration of acquisitions; our ability to effectively manage our growth; the

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protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors;  less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.

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TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2004	%	2003	%	Change		2004	%	2003	%	Change

Revenues:
License fees	$2,431	2.4%	$2,752	4.0%	-12%		$5,777	3.0%	$5,315	4.1%	9%
Services	97,476	97.6%	66,776	96.0%	46%		189,194	97.0%	123,923	95.9%	53%
Total revenues	99,907	100%	69,528	100%	44%		194,971	100%	129,238	100%	51%

Cost of sales:
Cost of license fees	923	0.9%	1,204	1.7%	-23%		1,912	1.0%	2,283	1.8%	-16%
Cost of services	50,007	50.1%	33,578	48.3%	49%		99,043	50.8%	62,318	48.2%	59%
Total cost of sales	50,930	51.0%	34,782	50.0%	46%		100,955	51.8%	64,601	50.0%	56%

Gross margin:
License gross margin	1,508	62.0%	1,548	56.3%	5.7	Pt	3,865	66.9%	3,032	57.0%	(9.9	)Pt
Services gross margin	47,469	48.7%	33,198	49.7%	(1.0	)Pt	90,151	47.7%	61,605	49.7%	(2.0	)Pt
Total gross margin	48,977	49.0%	34,746	50.0%	(1.0	)Pt	94,016	48.2%	64,637	50.0%	(1.8	)Pt

Operating expense (income):
Selling, general and administrative	34,652	34.7%	20,983	30.2%	65%		67,618	34.7%	41,222	31.9%	64%
Research and development	2,722	2.7%	3,215	4.6%	-15%		5,744	2.9%	5,912	4.6%	-3%
Other operating (income)	—	0.0%	—	0.0%	0%		(339)	-0.2%	—	0.0%	0%
	37,374	37.4%	24,198	34.8%	54%		73,023	37.5%	47,134	36.5%	55%

Operating income	11,603	11.6%	10,548	15.2%	10%		20,993	10.8%	17,503	13.5%	20%
Interest income	(4)	0.0%	312	0.4%	-101%		3	0.0%	554	0.4%	-99%
Other income	18	0.0%	25	0.0%	-28%		61	0.0%	34	0.0%	79%
Income before income taxes	11,617	11.6%	10,885	15.7%	7%		21,057	10.8%	18,091	14.0%	16%
Income taxes	4,331	4.3%	4,962	7.1%	-13%		8,107	4.2%	7,844	6.1%	3%

Net income	$7,286	7.3%	$5,923	8.5%	23%		$12,950	6.6%	$10,247	7.9%	26%

Net income per share:
Basic	$0.18		$0.15		19%		$0.31		$0.26		23%
Diluted	$0.17		$0.14		17%		$0.30		$0.25		20%

Shares used in computing net income per share:
Basic	41,464		40,220				41,192		40,115
Diluted	43,342		41,101				42,941		40,704

TABLE 2

DENDRITE INTERNATIONAL, INC.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (NON-GAAP)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2004 (1)%		2003 (1)%		Change		2004 (2)%		2003 (2)%		Change

Revenues:
License fees	$2,431	2.4%	$2,752	4.0%	-12%		$5,777	3.0%	$5,315	4.1%	9%
Services	97,476	97.6%	66,776	96.0%	46%		189,194	97.0%	123,923	95.9%	53%
Total revenues	99,907	100.0%	69,528	100.0%	44%		194,971	100.0%	129,238	100.0%	51%

Cost of sales:
Cost of license fees	770	0.8%	1,041	1.5%	-26%		1,607	0.8%	1,968	1.5%	-18%
Cost of services	49,652	49.7%	33,509	48.2%	48%		98,623	50.6%	62,184	48.1%	59%
Total cost of sales	50,422	50.5%	34,550	49.7%	46%		100,230	51.4%	64,152	49.6%	56%

Gross margin:
License gross margin	1,661	68.3%	1,711	62.2%	6.1	Pt	4,170	72.2%	3,347	63.0%	9.2	Pt
Services gross margin	47,824	49.1%	33,267	49.8%	(0.7	)Pt	90,571	47.9%	61,739	49.8%	(1.9	)Pt
Total gross margin	49,485	49.5%	34,978	50.3%	(0.8	)Pt	94,741	48.6%	65,086	50.4%	(1.8	)Pt

Operating expense:
Selling, general and administrative	33,934	34.0%	20,590	29.6%	65%		66,090	33.9%	40,590	31.4%	63%
Research and development	2,722	2.7%	3,215	4.6%	-15%		5,744	2.9%	5,912	4.6%	-3%
Other operating (income)	—	0.0%	—	0.0%	0%		(339)	-0.2%	—	0.0%	0%
	36,656	36.7%	23,805	34.2%	54%		71,495	36.7%	46,502	36.0%	54%

Operating income	12,829	12.8%	11,173	16.1%	15%		23,246	11.9%	18,584	14.4%	25%
Interest income	(4)	0.0%	312	0.4%	-101%		3	0.0%	554	0.4%	-99%
Other income	18	0.0%	25	0.0%	-28%		61	0.0%	34	0.0%	79%
Income before income taxes	12,843	12.9%	11,510	16.6%	12%		23,310	12.0%	19,172	14.8%	22%
Income taxes	4,788	4.8%	4,604	6.6%	4%		8,974	4.6%	7,668	5.9%	17%

Net income	$8,055	8.1%	$6,906	9.9%	17%		$14,336	7.4%	$11,504	8.9%	25%

Net income per share:
Basic	$0.19		$0.17		13%		$0.35		$0.29		21%
Diluted	$0.19		$0.17		11%		$0.33		$0.28		18%

Shares used in computing net income per share:
Basic	41,464		40,220				41,192		40,115
Diluted	43,342		41,101				42,941		40,704

Note:  The non-GAAP financial information set forth above is not prepared in accordance with U.S. generally accepted accounting principles (GAAP).  These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  The Company believes that disclosing non-GAAP statements of operations provide further insight into the operating performance of the Company and are useful to investors to help them analyze operating trends and perform comparisons across periods. Management uses the adjusted numbers to manage the business and evaluate operating performance on a period-to-period comparative basis.

(1) See Table 3 for the Statement of Operations reconciliation from GAAP to non-GAAP for the three months ended June 30, 2004 and 2003.

(2) See Table 4 for the Statement of Operations reconciliation from GAAP to non-GAAP for the six months ended June 30, 2004 and 2003.

TABLE 3

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003
	Total Adjusted	Adjustments (1)	GAAP	Total Adjusted	Adjustments (2)	GAAP

Revenues:
License fees	$2,431	$—	$2,431	$2,752	$—	$2,752
Services	97,476	—	97,476	66,776	—	66,776
Total revenues	99,907	—	99,907	69,528	—	69,528

Cost of sales:
Cost of license fees	770	153	923	1,041	163	1,204
Cost of services	49,652	355	50,007	33,509	69	33,578
Total cost of sales	50,422	508	50,930	34,550	232	34,782

Gross margin:
License gross margin	1,661	(153)	1,508	1,711	(163)	1,548
Services gross margin	47,824	(355)	47,469	33,267	(69)	33,198
Total gross margin	49,485	(508)	48,977	34,978	(232)	34,746

Selling, general and administrative	33,934	718	34,652	20,590	393	20,983
Research and development	2,722	—	2,722	3,215	—	3,215
Other operating income	—	—	—	—	—	—
	36,656	718	37,374	23,805	393	24,198

Operating income	12,829	(1,226)	11,603	11,173	(625)	10,548
Interest income	(4)	—	(4)	312	—	312
Other income	18	—	18	25	—	25
Income before income taxes	12,843	(1,226)	11,617	11,510	(625)	10,885
Income taxes	4,788	457	4,331	4,604	(358)	4,962

Net income	$8,055	$(769)	$7,286	$6,906	$(983)	$5,923

Net income per share
Basic (3)	$0.19	$(0.02)	$0.18	$0.17	$(0.02)	$0.15
Diluted (3)	$0.19	$(0.02)	$0.17	$0.17	$(0.02)	$0.14

Shares used in computing net income (loss) per share:
Basic	41,464	41,464	41,464	40,220	40,220	40,220
Diluted	43,342	43,342	43,342	41,101	41,101	41,101

(1) Adjustments represent exclusion of acquisition related amortization expense of definite lived intangible assets.

(2) All costs of sales and operating expense adjustments represent the exclusion of acquisition related amortization expense of definite lived intangible assets. Income taxes were adjusted $608 due to a foreign tax valuation adjustment in connection with the integration of Synavant.

(3) EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 4

DENDRITE INTERNATIONAL, INC.

RECONCILIATION OF GAAP TO ADJUSTED (NON-GAAP) STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(Unaudited)

	Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
	Total Adjusted	Adjustments (1)	GAAP	Total Adjusted	Adjustments (2)	GAAP

Revenues:
License fees	$5,777	$—	$5,777	$5,315	$—	$5,315
Services	189,194	—	189,194	123,923	—	123,923
Total revenues	194,971	—	194,971	129,238	—	129,238

Cost of sales:
Cost of license fees	1,607	305	1,912	1,968	315	2,283
Cost of services	98,623	420	99,043	62,184	134	62,318
Total cost of services	100,230	725	100,955	64,152	449	64,601

Gross margin:
License gross margin	4,170	(305)	3,865	3,347	(315)	3,032
Services gross margin	90,571	(420)	90,151	61,739	(134)	61,605
Total gross margin	94,741	(725)	94,016	65,086	(449)	64,637

Selling, general and administrative	66,090	1,528	67,618	40,590	632	41,222
Research and development	5,744	—	5,744	5,912	—	5,912
Other operating income	(339)	—	(339)	—	—	—
	71,495	1,528	73,023	46,502	632	47,134

Operating income	23,246	(2,253)	20,993	18,584	(1,081)	17,503
Interest income	3	—	3	554	—	554
Other income	61	—	61	34	—	34
Income before income taxes	23,310	(2,253)	21,057	19,172	(1,081)	18,091
Income taxes	8,974	867	8,107	7,668	(176)	7,844

Net income	$14,336	$(1,386)	$12,950	$11,504	$(1,257)	$10,247

Net income per share
Basic (3)	$0.35	$(0.03)	$0.31	$0.29	$(0.03)	$0.26
Diluted	$0.33	$(0.03)	$0.30	$0.28	$(0.03)	$0.25

Shares used in computing net income (loss) per share:
Basic	41,192	41,192	41,192	40,115	40,115	40,115
Diluted	42,941	42,941	42,941	40,704	40,704	40,704

(1)  Adjustments represent exclusion of acquisition related amortization expense of definite lived intangible assets.

(2)  All costs of sales and operating expense adjustments represent the exclusion of acquisition related amortization expense of definite lived intangible assets. Income taxes were adjusted $608 due to a foreign tax valuation adjustment in connection with the integration of Synavant.

(3) EPS does not appear to foot across due to the mathematical rounding of the individual calculations.

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(Unaudited)

	June 30, 2004	December 31, 2003(1)
Assets
Current Assets:
Cash and cash equivalents	$40,650	$30,405
Accounts receivable, net	66,567	71,383
Prepaid expenses and other current assets	8,430	8,483
Deferred taxes	13,078	8,844
Facility held for sale	6,900	6,900
Total current assets	135,625	126,015

Property and equipment, net of accumulated amortization of $49,820 and $43,946	31,184	28,140
Other assets	4,900	2,004
Long-term receivable	—	3,157
Goodwill	84,792	70,403
Intangible assets, net	21,176	18,574
Purchased capitalized software, net	1,361	1,666
Capitalized software development costs, net	6,691	6,126
Deferred taxes	6,272	6,372
	$292,001	$262,457

Liabilities and Stockholders’ Equity
Current Liabilities:
Current installments of long-term debt	$386	$—
Accounts payable	10,446	4,990
Income taxes payable	10,918	6,194
Capital lease obligations	601	1,033
Accrued compensation and benefits	15,843	16,104
Accrued professional and consulting fees	6,341	7,842
Other accrued expenses	20,040	21,038
Purchase accounting restructuring accrual	3,754	3,203
Deferred revenues	13,235	16,379
Total current liabilities	81,564	76,783

Capital lease obligations	35	187
Purchase accounting restructuring accrual	5,589	8,627
Deferred rent	468	369
Long-term debt, excluding current installments	1,257	—
Other non-current liabilities	3,572	356

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 43,803,530 and 43,013,428 shares issued; 41,580,830 and 40,790,728 shares outstanding at June 30, 2004 and December 31, 2003, respectively	110,689	100,448
Retained earnings	110,886	97,936
Deferred compensation	(64)	(56)
Accumulated other comprehensive loss	(1,119)	(1,317)
Less treasury stock, at cost	(20,876)	(20,876)

Total stockholders’ equity	199,516	176,135

	$292,001	$262,457

(1) Amounts reflect reclassifications to conform to current year presentation.

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(Unaudited)

	For the Six Months Ended June 30,
	2004	2003
Operating activities:
Net income	$12,950	$10,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,446	8,564
Amortization of deferred compensation, net of forfeitures	115	(54)
Other adjustments for non-cash items	901	608
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	9,780	6,858
Decrease (increase) in prepaid expenses and other current assets	870	(933)
Increase in other assets	693	—
Decrease in accounts payable and accrued expenses	(3,576)	(16,100)
Decrease in purchase accounting restructuring accrual	(4,278)	—
Increase in income taxes payable	675	58
Decrease in accrued restructuring charge	—	(260)
Decrease in deferred revenue	(3,787)	(1,130)
Increase in other non-current liabilities	114	68
Net cash provided by operating activities	24,903	7,926

Investing activities:
Sales of short-term investments	—	1,294
Acquisitions, net of cash acquired	(6,812)	(51,682)
Purchases of property and equipment	(8,615)	(3,905)
Additions to capitalized software development costs	(2,074)	(1,382)
Other, net	—	(50)
Net cash used in investing activities	(17,501)	(55,725)

Financing activities:
Borrowings from line of credit	—	5,000
Repayments of line of credit	—	(5,000)
Repayments of long-term debt	(1,689)	—
Repayments of acquired loan	(624)	—
Payments on capital lease obligations	(592)	(251)
Issuance of common stock	5,580	2,530
Net cash provided by financing activities	2,675	2,279

Effect of foreign exchange rate changes on cash	168	401

Net increase (decrease) in cash and cash equivalents	10,245	(45,119)
Cash and cash equivalents, beginning of year	30,405	68,308
Cash and cash equivalents, end of period	$40,650	$23,189

TABLE 7

DENDRITE INTERNATIONAL, INC.

PURCHASED INTANGIBLE ASSET AMORTIZATION

(DOLLARS IN THOUSANDS)

(Unaudited)

	2004
	Actuals		Projections			Full Year Projections
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	2004	2005 (b)	2006 (b)	2007 (b)	2008 (b)	Thereafter

Synavant Intangible Detail
Covenants not to compete	$263	$263	$263	$263	$1,052	$481	$—	$—	$—	$—
Backlog (a)	129	129	129	129	516	87	—	—	—	—
Pharbase Database	65	65	65	65	260	260	260	260	260	1,159
Customer relationships	112	112	112	112	448	446	446	446	446	3,328

Synavant Amortization Total	569	569	569	569	2,276	1,274	706	706	706	4,487

PharmaVision Amortization (c)	76	86	76	76	304	344	201	—	—	—

SAI Amortization	322	322	322	322	1,288	610	445	—	—	—
UTO Brain Amortization (c)	60	58	60	60	240	176	176	176	175	927
MDM Amortization	—	191	191	213	595	818	747	277	90	103

Total Amortization Expense	$1,027	$1,226	$1,218	$1,240	$4,703	$3,222	$2,275	$1,159	$971	$5,517

(a) Backlog is amortized as the backlog revenue is recognized.

(b) Amortization is evenly spread throughout the year.

(c) Amortization expense will fluctuate based upon movements in foreign currency.